Exhibit 32.1
Certification Pursuant To Section 906
of the Sarbanes-Oxley Act of 2002
We hereby certify that the accompanying Quarterly Report of Quanex Building Products Corporation on Form 10-Q for the quarter ended January 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Quanex Building Products Corporation.
March 9, 2009

/s/ David D. Petratis	/s/ Brent L. Korb
David D. Petratis	Brent L. Korb
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)